Putnam Convertible Income Growth Trust, as of 4/30/06, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2006, Putnam Management has
assumed $4,706 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 8,423
		Class B 686
		Class C 206

72DD2		Class M 69
		Class R 4
		Class Y 382

73A1		Class A 0.264
		Class B 0.196
		Class C 0.199

74A2		Class M 0.220
		Class R 0.258
		Class Y 0.287

74U1		Class A 31,485
		Class B 3,086
		Class C 1,048

74U2		Class M 297
		Class R 42
		Class Y 1,307

74V1		Class A 18.47
		Class B 18.18
		Class C 18.35

74V2		Class M 18.33
		Class R 18.44
		Class Y 18.47


85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.